Exhibit 4(i)(v)
Qimonda AG Confidential Materials Omitted and Filed Separately with the Securities and Exchange
Commission.
Confidential Portions denoted by [***].
First Addendum to the Product Purchase And Capacity Reservation Agreement 300mm
-hereinafter referred to as “Addendum”-
executed by and among
Qimonda AG (“Qimonda”)
and
Winbond Electronics Corporation (“Winbond”).
This Addendum shall be effective as of July 1, 2006.
WHEREAS, Infineon and Winbond, on May 02, 2002, have entered into that certain Know How Transfer Agreement regarding Infineon’s 110nm DRAM technology for use with certain DRAM products and that certain Product Purchasing and Capacity Reservation Agreement and its First Addendum related thereto;
WHEREAS, Infineon and Winbond have entered into a Know How Transfer and License Agreement 90nm and 300mm (the “90nm-License Agreement”) under which Infineon transfers know how for the 90nm-DRAM technology and the 300mm-manufacturing technology for the manufacture of Contract Products and under which Infineon grants to Winbond the license to manufacture, develop, assemble and sell Contract Products only to Infineon and/or its Subsidiaries;
WHEREAS, Infineon and Winbond have entered into a Product Purchase And Capacity Reservation Agreement 300mm (the “PPCRA 300mm”) by which Infineon is committed to purchase from Winbond and Winbond is committed to sell to Infineon Contract Products and Jointly Developed Products produced by Winbond in its 300mm fab in Taichung for Infineon and/or its Subsidiaries to use, sell and have sold worldwide
WHEREAS, Infineon on May 1st, 2006 has assigned all such contracts to Qimonda;

WHEREAS, Qimonda and Winbond, simultaneously to this Addendum, have entered into a First Addendum to the Know How Transfer and License Agreement 90nm and 300mm (the “80nm-KVA”). It is understood that effectiveness of this Addendum is dependent upon the effectiveness of the 80nm-KVA;
WHEREAS, Qimonda is committed to purchase from Winbond and Winbond is committed to sell to Qimonda the 80nm-Contract Product produced by Winbond in its 300mm fab in Taichung for Qimonda and/or its Subsidiaries to use, sell and have sold worldwide;
WHEREAS, the Parties further wish to enter into this Addendum to set forth the terms and conditions for the supply of certain products by Winbond to Qimonda;
Now therefore, the Parties hereto agree as follows:
Preamble — Purpose of this Addendum
This Addendum amends and adds provisions to the PPCRA 300mm. Unless expressly set forth herein, the PPCRA 300mm, including its Annexes, shall remain unaltered and in full force and effect.

Capitalized terms not otherwise defined shall have the same meaning as in the PPCRA 300mm.

1.	Definitions

The following definitions shall be added:
1.1 “80nm-Contract Product” shall mean the 512M T80 DRAM-Product including its improved and/or modified versions, designed by or on behalf of Qimonda, described in Annex 1 and manufactured by using the 80nm-Contract Process.

1.2 ,,80nm-Contract Process“ shall mean Know How relating to the 80nm DRAM technology process on 300mm Manufacturing Technology.
The following definitions of the PPCRA 300mm shall be changed as:

“Products” shall mean Contract Products, 80nm-Contracts Product and/or Jointly Developed Products.
“Transfer Prices” shall mean the respective price charged to Qimonda by Winbond for the Jointly Developed Products, the Contract Products and 80nm-Contracts Product and/or Jointly Developed Products.
“Calendar Month” shall mean the month which is two months later than the relevant Winbond Month in the case of Contract Products and 80nm-Contract Products, mean the month which is one months later than the relevant Winbond Month in the case of Jointly Developed Products.

2.	Subject of the Addendum

Winbond will upgrade its 300mm-wafer fab towards 80nm-technology and will manufacture within this capacity also 80nm-Contract Products for Qimonda using the 80nm-Contract Process.

A new Section 2.5 shall be added to the PPCRA 300mm as follows.:

2.5	Volume Adjustments

As soon as the 80nm-Margin (as defined in Annex 1, Part III) for 80nm-Contract Products in the Reserved 300mm-Capacity becomes negative for a period of three consecutive months, [***]

3.	Ordering, Capacity and Shipment

3.1	Section 3.1 S. 1 shall be amended to read as follows:

“Reserved 300mm-Capacity

Winbond shall provide and use the Reserved 300mm-Capacity for the manufacture of (i) Contract Products for the years 2005 until 2008 as further specified in Annex 2, Part I, (ii) Jointly Developed Products until the end of 2009 and (iii) 80nm-Contract Products for the years 2006 until 2009 as further specified in Annex 2, Part II. “

The following sentence shall be added at the end of Section 3.1 of the PPCRA 300mm:

“The Reserved 300mm-Capacity for the 80nm-Contract Product to be measured in number of wafer are further specified in Annex 2 part II.”

4.	Price and Payment

The following paragraphs shall be added:

4.1.5	Winbond shall sell the 80nm-Contract Products manufactured by it out of the Reserved 300mm-Capacity based on the accepted Purchase Order, to Qimonda, or at the request of Qimonda to a Subsidiary, on the basis of the Transfer Price as set forth in Annex 1, part III.

5.	Processing

5.1	Scrap Products

The following sentence shall be added at the end of 5.1 of the PPCRA 300mm:

[***]

6.	Section 8, 10, 11 and 21 of the PPCRA 300mm shall also be applicable to 80nm-Contract Products.

7.	MISCELLANEOUS

24.2 and 24.3 of the PPCRA 300mm shall be replaced in its entirety by the following:

24.2	Except otherwise provided in this Agreement, communications between Qimonda and Winbond shall be given in writing, by post, via e-mail or by telefax, to the following addresses of the Parties or to such other addresses as the Party concerned may subsequently notify in writing to the other Party:

If to Qimonda to:

Qimonda AG

Legal Department

Gustav-Heinemann-Ring 212

81739 Munich, Germany

Tel: + 49 89 234 26988 ; Fax: - + 49 89 234 26993

If to Winbond to:

Winbond Electronics Corporation

Legal Department

No. 4, Creation Road III

Science-Based Industrial Park

Hsinchu, Taiwan, R.O.C.

24.3	No right or interest in this Agreement shall be assigned or transferred to any third party by either Winbond or Qimonda without first obtaining written consent from the other Party except that Qimonda may freely assign this Agreement to a Subsidiary or to a third party to whom all or substantially all of the business unit to which this Agreement pertains is transferred.

Annexes 1 through 2, which are attached hereto, shall constitute an integral part hereof. The Annexes have the following titles:

Annex 1 Part I: Transfer Price for Contract Products

Annex 1 Part II: Transfer Price for Jointly Developed Products

Annex 1 Part III: Transfer Price for 80nm-Contract Products

Annex 2 Part I: Reserved 300mm-Capacity for Contract Products

Annex 2 Part II: Reserved 300mm-Capacity for 80nm-Contract Products
IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed in duplicate by their respective duly authorized representatives:

Winbond Electronics Corporation		Qimonda AG

By:	/s/ Yu Cheng Chiao	By:	/s/ Kin Wah Loh

Name:	Yu Cheng Chiao	Name:	Kin Wah Loh

Title:	Chairman & CEO	Title:	Chairman of the Management Board

Date:	August 28, 2006	Date:	August 28, 2006

And By	:	And By:	/s/ Klaus Fleischmann

Name:		Name:	Klaus Fleischmann

Title:		Title:	Vice President

Date:		Date:	August 28, 2006

ANNEX 1
Part III: Transfer Price for 80nm-Contract Products
•	Purchases of 80nm-Contract Products shall be according to [***] Transfer Prices.

•	The Transfer price for 80nm-Contract Products is calculated on a [***] as follows: [***]

ANNEX 2
Part II.: Reserved 300mm-Capacity for 80nm-Contract Products
Winbond will convert the Winbond 300mm-capacity to 80nm-Contract Process [***].
Qimonda will reserve and Winbond will provide [***] of Winbond 300mm-capacity (in wspw) for the sale of 80nm-Contract Products to Qimonda. The quantity is based on a maximum of [***] wafers per month total capacity in the Phase 1 and a maximum of [***] wafers per month total capacity including the Phase 2 of the project capped at [***] per month according to the investment plan contemplated by Winbond and Qimonda.
The Reserved 300mm-Capacity for the 80nm-Contract Process of [***] will be at least [***] of the Reserved 300mm-Capacity of [***]. There is no capacity allocation for 80nm Contract Products from [***] and beyond.